Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption “Legal Matters” contained in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54074).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors Insurance Company of California
Newport Beach, California
November 1, 2004